EXHIBIT 23.2

Mark Sherman, CPA
316 South Jones Boulevard
Las Vegas, NV 89107

Phone (702) 645-6318 Fax: (702) 645-1604

Email:Markssherman@msn.com


August 26, 2002

I consent to the use of my reports dated February 6, 2002 and August 1, 2002 in the Form SB-2, on the financial statements of Commercial Evaluations, Inc., dated December 31, 2001, and June 30, 2002, respectively, included herein and to the reference made to me.


Sincerely,





/s/  Mark S. Sherman
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     Mark S. Sherman